Form 8-K for FIRST CHESAPEAKE FINANCIAL CORP filed on October 7, 1998




                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT



         Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported) October 2, 1998


                     FIRST CHESAPEAKE FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

          VIRGINIA                     0-21912               54-1624428
(State or other jurisdiction         (Commission           (IRS Employer
     of incorporation)               File Number)        Identification No.)

               12 OREGON AVENUE, PHILADELPHIA, PENNSYLVANIA 19148
                    (Address of principal executive offices)


Registrant's telephone number, including area code   (215) 755-5691


(Former name or former address, if changed since last report.) Not applicable

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ITEM 5. OTHER EVENTS

First Chesapeake Enters Agreement to Purchase Conventional Lending Platform

PHILADELPHIA, PA - First Chesapeake Funding Corporation, a wholly owned subsidiary of First Chesapeake Financial Corporation (the "Company"; OTC Bulletin Board: FCFN) has announced the signing of a letter of intent to purchase an established wholesale lending platform that specializes in conventional (conforming) loans.

The agreement represents the fourth in a series of planned acquisitions by the Company. Subject to final due diligence, the current loan volumes of the merged organization indicate annual closed loan production in excess of $400 million. Following closing of the acquisitions, the Company will have 14 offices in seven states, and will be licensed to operate in over 40 states. Due diligence is anticipated to be completed during the fourth quarter of 1998, with completion of the transaction targeted before year's end.

"This will be an important acquisition for us. Our growth has dictated a need for a solid conventional platform to service our retail units. With this group, we have brought a strong conservative element to our portfolio of products," said Les Salzman, President of First Chesapeake Funding Corporation. "We feel we have created a very balanced menu of mortgage programs that is already gaining acceptance in the marketplace."

The Company is engaged in the residential and commercial mortgage banking business at both the wholesale and retail platforms. First Chesapeake Funding's operational headquarters is at 8551 W. Sunrise Boulevard, Plantation, FL 33322. Further information may be obtained by calling (954) 385-8400 or by fax to (954) 474-2438.

Statements in the press release concerning the Company's business outlook or future economic performances, anticipated profitability, revenues, expenses or other financial items, are forward-looking statements that are estimates reflecting the best judgment of the Company based on currently available information. Such forward-looking statements involve known and unknown risks, uncertainties, contingencies and other factors that could cause results, performance or achievements to differ materially from those stated. Such risks, uncertainties, contingencies and other factors, many of which are beyond the control of the Company, include overall economic and business conditions, trends for the continued growth of the mortgage and financial services industry, the realization of anticipated revenues, profitability and cost synergies, the demand for the Company's products and services, pricing and other competitive factors in the industry, new government regulations and/or legislative initiatives, and other risks and uncertainties described in the Company's reports and filings with the Securities and Exchange Commission. There can be no such assurance that such factors will not affect the accuracy of such forward-looking statements, and the Company assumes no obligation to update the information in this release.

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                     FIRST CHESAPEAKE FINANCIAL CORPORATION

Date: October 7, 1998                By: Mark Mendelson
                                         -------------------------------
                                         Mark Mendelson, Chief Executive Officer

                                     By: Richard N. Chakejian, Jr.
                                         -------------------------------
                                         Richard N. Chakejian, Jr. President

                                     By: Mark E. Glatz
                                         -------------------------------
                                         Mark E. Glatz, Chief Financial Officer